As filed with the Securities and Exchange Commission on June 24, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AstroNova, Inc.

(Exact name of registrant as specified in its charter)

Rhode Island	05-0318215
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue West Warwick, Rhode Island	02893
(Address of Principal Executive Offices)	(Zip Code)

AstroNova, Inc. 2022 Employee Stock Purchase Plan

(Full title of the plan)

Gregory A. Woods

President and Chief Executive Officer

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

(Name and address of agent for service)

(401) 828-4000

(Telephone number, including area code, of agent for service)

With a copy to:

Peter M. Rosenblum, Esq.

Daniel S. Clevenger, Esq.

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Tel: (617) 832-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plan covered by this registration statement pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

AstroNova, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the following documents filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended January 31, 2022 (the “Annual Report”), filed with the Commission on April 18, 2022;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2022 filed with the Commission on June 8, 2022;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on April 19, 2022 and June 17, 2022; and

(d)

the description of the Registrant’s common stock, filed with the Commission as Exhibit 4.2 to the Annual Report, including all amendments and reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the Commission), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated in Rhode Island. Section 7-1.2-814 of the Rhode Island Business Corporation Act (the “RIBCA”) provides that a Rhode Island corporation has the power, under specified circumstances, to indemnify any individual made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was an officer or director if:

•	he or she conducted himself or herself in good faith; and

•

he or she reasonably believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation’s best interests, and in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and

•	in criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful; or

•	he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation’s articles of incorporation.

The foregoing is a summary of certain provisions of Section 7-1.2-814 of the RIBCA and is subject in all respects to the full text of the RIBCA.

Article IX of the Registrant’s by-laws, as amended, provides that the Registrant will indemnify any of its directors or officers (the “Indemnified Persons”) against and hold the Indemnified Persons harmless from any:

•

amount which an Indemnified Person is legally obligated to pay for any claim for his or her acts or omissions in his or her official capacity with the Registrant (“Covered Acts”), including, without being limited to, damages, settlements, fines, penalties or, with respect to employee benefit plans, any excise taxes or penalties, and

•	expenses in connection with the defense against any claim for Covered Acts, including, without being limited to, legal, accounting or investigative fees and expenses,

provided, that the Registrant is not obligated to indemnify or hold harmless an Indemnified Person for any amounts:

•

for which payment is actually made to or on behalf of the Indemnified Person under a directors’ and officers’ liability insurance policy maintained by the Registrant (except for any excess beyond the amount covered by such insurance);

•	for which the Indemnified Person is otherwise indemnified or reimbursed;

•

with respect to a proceeding in which a final judgment or other final adjudication determines that the Indemnified Person is liable to the Registrant for: (i) a breach of the Indemnified Person’s duty of loyalty to the Registrant or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) liability imposed pursuant to the provisions of former Section 7-1.1-43 of the RIBCA; or (iv) any transaction from which the Indemnified Person derived an improper personal benefit;

•

arising from an accounting of profits in fact made from the purchase or sale by the Indemnified Person of securities of the Registrant within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended; or

•	the payment of which has been determined to be unlawful pursuant to a final judgment or other final adjudication.

Section 7-1.2-202 of the RIBCA provides that articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that the provision shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to the corporation or its shareholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	liability under Section 7-1.2-811 of the RIBCA, which relates to liability for unauthorized acquisitions or redemptions of, or dividends or distributions on, capital stock, or

•

for any transaction from which the director derived an improper personal benefit (unless the transaction is permitted by Section 7-1.2-807 of the RIBCA, which relates to director conflicts of interest).

Article EIGHTH of the Registrant’s amended and restated articles of incorporation contains such a provision.

Section 7-1.2-814 of the RIBCA empowers a Rhode Island corporation to purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against him or her and incurred by him or her in any corporate capacity or arising out of his or her status as a director, officer, employee, or agent of the corporation, whether or not the corporation would have the power to indemnity him or her against the liability under the provisions of such section. The Registrant has a directors and officers liability insurance policy.

The Registrant has entered into an indemnification agreement with each of its directors and certain of its officers, whereby the Registrant has agreed to indemnify such persons to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(a)	Exhibits

4.1	Amended and Restated Articles of Incorporation of AstroNova, Inc. (incorporated by reference to Exhibit 3A to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on June 6, 2016).

4.2	Amended and Restated By-Laws of AstroNova, Inc. (incorporated by reference to Exhibit 3B to the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 29, 2008).

5.1*	Opinion of Foley Hoag LLP

23.1*	Consent of Wolf & Company

23.2*	Consent of Foley Hoag LLP (included in Exhibit 5.1 hereto)

24.1*	Power of Attorney (included in the signature page of this registration statement)

99.1	AstroNova, Inc. 2022 Employee Stock Purchase Plan, filed as Annex A to the AstroNova, Inc. Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2022 and incorporated by reference herein.

107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Warwick, Rhode Island on the 24th day of June, 2022.

ASTRONOVA, INC.

By:	/s/ Gregory A. Woods
Name:	Gregory A. Woods
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory A. Woods and David S. Smith, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more registration statements on Form S-8 and any and all amendments to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory A. Woods Gregory A. Woods	President, Chief Executive Officer and Director (Principal Executive Officer)	June 24, 2022

/s/ David S. Smith David S. Smith	Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	June 24, 2022

/s/ Alexis P. Michas Alexis P. Michas	Director	June 24, 2022

/s/ Mitchell I. Quain Mitchell I. Quain	Director	June 24, 2022

/s/ Yvonne E. Schlaeppi Yvonne E. Schlaeppi	Director	June 24, 2022

/s/ Richard S. Warzala Richard S. Warzala	Director	June 24, 2022